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                           [J.H. COHN LLP LETTERHEAD]


                                                                     EXHIBIT 16

                                               April 17, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


RE: (File No. 0-25006)


Ladies and Gentlemen:


We were engaged as the principal accountants for United Petroleum Corporation (the "Company") on March 22, 1999 and on April 9, 1999 we reported on the consolidated financial statements of the Company as of December 31, 1998 and for the year then ended. On April 12, 2000, we were informed that we were dismissed as the principal accountants for the Company. We have read the Company's statements included pursuant to Item 4 in its Form 8-K Current Report dated April 12, 2000. At the request of the Company, we hereby state that we agree with the statements included in the second, third and fourth paragraphs of Item 4 that relate to our firm.






                                                  Very truly yours,

                                                  /s/ J.H. COHN LLP
                                                     J.H. COHN LLP